EXHIBIT 16.2

January 11, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on January 5, 2010, to be filed by our former client, General Automotive Company. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

Cross, Fernandez & Riley, LLP

201 S. Orange Avenue, Suite 800 • Orlando, FL 32801-3421 • 407-841-6930

2907 W. Bay to Bay Blvd., Suite 360 • Tampa, FL 33629 • 813-414-0121

Fax: 407-841-6347 • www.cfrcpa.com